Exhibit 13.1

Certification by the Property General Manager

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Studio City International Holdings Limited (the “Company”) on Form 20-F for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin Richard Benning, Property General Manager of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2025

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Property General Manager